UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Mercator Partners Acquisition Corp.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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MERCATOR PARTNERS ACQUISITION CORP. FILES DEFINITIVE
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
Reston, Virginia – October 3, 2006 – Mercator Partners Acquisition Corp. (OTCBB: MPAQ, MPAQB) (“Mercator Partners” or the “Company”) today announced that its definitive proxy statement relating to the acquisitions of Global Internetworking, Inc. (“GII”) and European Telecommunications and Technology, Ltd. (“ETT”) has been filed with the Securities and Exchange Commission and is being mailed to the Company’s stockholders this week. A special meeting of the Company’s stockholders has been scheduled to vote on the proposed acquisitions and related matters. The meeting will take place at 10:00 a.m. Eastern Time on Friday, October 13, 2006, at the offices of Greenberg Traurig, LLP, the Company’s legal counsel, located at 1750 Tysons Boulevard, Suite 1200, McLean, Virginia.
About Mercator Partners Acquisition Corp.
Mercator Partners is a blank check company that was formed for the specific purpose of consummating a business combination. It raised proceeds of approximately $59.5 million through its initial public offering consummated in April 2005 and since the offering has dedicated its time to seeking and evaluating business combination opportunities in the communications industry. On May 24, 2006, Mercator Partners announced definitive agreements to acquire ETT and GII.
For More Information Contact:
Mercator Partners Acquisition Corp.
Rhodric Hackman, 703-995-5524
rch@mercatorcap.com
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This press release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.
Stockholders of Mercator Partners are advised to read Mercator Partners’ definitive proxy statement in connection with Mercator Partners’ solicitation of proxies for its special meeting of stockholders to consider the approval of the acquisitions of GII and ETT. The definitive proxy statement contains important information about Mercator Partners, GII, ETT and the proposed acquisitions. The definitive proxy statement will be mailed to stockholders of record of Mercator Partners as of September 20, 2006. Stockholders may also obtain a copy of the definitive proxy statement without charge, by directing a request to: Mercator Partners Acquisition Corp., 11911 Freedom Drive, Suite 590, Reston, VA 20190. The definitive proxy statement, as well as any other relevant documents that Mercator Partners files with the U.S. Securities and Exchange Commission, can also be obtained, without charge, at the Commission’s internet site, www.sec.gov
Mercator Partners and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Mercator Partners’ stockholders to be held to approve the acquisitions of GII and ETT. Information regarding Mercator Partners’ directors and executive officers is available in its Form 10-K for the year ended December 31, 2005 and the definitive proxy statement.